UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On July 10, 2012, Orthofix International N.V. (the “Company”) entered into definitive agreements memorializing the previously disclosed agreement in principle previously reached with the Department of Justice (the “DOJ”) and Securities and Exchange Commission (the “SEC”) regarding the Company’s self-initiated and self-reported internal investigation of its Mexican subsidiary, Promeca S.A. de C.V. (“Promeca”), into allegations of non-compliance by Promeca with the Foreign Corrupt Practices Act (“FCPA”).  As part of the settlement of this matter, the Company has entered into (i) a consent to final judgment (the “SEC Consent”) with the SEC and (ii) a deferred prosecution agreement (the “DPA”) with the DOJ.

Under the terms of the SEC Consent, the Company will settle civil claims related to this matter by voluntarily disgorging profits to the United States government in an amount of $5,225,701, inclusive of pre-judgment interest.  The Company has also agreed to pay a fine of $2,220,000 to the United States government pursuant to the terms of the DPA.  The Company previously recorded charges of $3.0 million during the first quarter of 2011 and $4.5 million during the fourth quarter of 2011 to establish an accrual in anticipation of a future final resolution of these matters with both the DOJ and the SEC.  The Company expects to make these settlement payments in the third fiscal quarter of 2012.

As part of the DPA, which has a term of 3 years, the DOJ has agreed not to pursue any criminal charges against the Company in connection with this matter if the Company complies with the terms of the DPA.  The DPA takes note of the Company’s self-reporting of this matter to the DOJ and the SEC, and of remedial measures, including the implementation of an enhanced compliance program, previously undertaken by the Company.  The DPA provides that the Company shall continue to cooperate fully with the DOJ in any future matters related to corrupt payments, false books and records or inadequate internal controls.  In that regard, the Company has represented that it has implemented and will continue to implement a compliance and ethics program designed to prevent and detect violations of the FCPA and other applicable anti-corruption laws.  The Company will periodically report to the DOJ during the term of the DPA regarding such remediation and implementation of compliance measures.

In addition, under the terms of the SEC Consent, the Company will periodically report to the SEC during a 2-year term regarding the status of such remediation and implementation of compliance measures.

The SEC Consent and the DPA do not provide for the appointment of any independent external monitor by the DOJ or the SEC.

The foregoing descriptions of the SEC Consent and the DPA do not purport to be complete and are qualified in their entirety by the text of the SEC Consent and the DPA, which are filed herewith as Exhibits 99.1 and 99.2, respectively, and which are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Consent of Orthofix International N.V. to final judgment, to be entered on July 10, 2012, in civil action to be filed by the Securities and Exchange Commission in the United States District Court for the Eastern District of Texas, Sherman Division

99.2                        Deferred Prosecution Agreement, entered into on July 10, 2012, between Orthofix International N.V. and the United States Department of Justice, Criminal Division, Fraud Section

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

	By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm
Senior Vice President, General Counsel and Corporate Secretary

Date: July 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1

Consent of Orthofix International N.V. to final judgment, to be entered on July 10, 2012, in civil action to be filed by the Securities and Exchange Commission in the United States District Court for the Eastern District of Texas, Sherman Division

99.2	Deferred Prosecution Agreement, entered into on July 10, 2012, between Orthofix International N.V. and the United States Department of Justice, Criminal Division, Fraud Section